EXHIBIT 10.1

ORLEANS HOMEBUILDERS, INC.
AMENDED AND RESTATED
STOCK AWARD PLAN

As Adopted by the Board of Directors

(Effective as of October 17, 2008)

1.                                      Purpose.  Orleans Homebuilders, Inc. a Delaware corporation (the “Company”), hereby adopts the Orleans Homebuilders, Inc. Amended and Restated Stock Award Plan (the “Plan”), for the purpose of permitting the grant awards of the Company’s common stock to those individuals eligible to participate in the Plan.  The Plan is intended to recognize the contributions made to Company by employees (including employees who are members of the Board of Directors) of Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of Company or an Affiliate, and to improve the ability of Company or an Affiliate to attract, retain, and motivate individuals upon whom Company’s sustained growth and financial success depend. Through the Plan, Company will provide such persons with an opportunity to acquire or increase their proprietary interest in Company, and to align their interest with the interests of shareholders, through the transfer or issuance of the Company’s Common Stock, subject to such terms and conditions as may be established with respect to any such Award.  The Plan is also intended to permit grants of Awards that will, when granted in connection with the terms of the Company’s Incentive Compensation Plan,  constitute “performance-based compensation” as that term is used for purposes of Section 162(m) of the Code, at the discretion of the Committee.

2.                                      Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)                                 “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision.

(b)                                “Award” shall mean a transfer of Common Stock made pursuant to the terms of the Plan subject to such terms, benefits or restrictions as the Committee shall specify in the Award Agreement.

(c)                                 “Award Agreement” shall mean the agreement between Company and a Grantee with respect to an Award made pursuant to the Plan.

(d)                                “Board” means the Board of Directors of Company.

(e)                                 “Capitalization Adjustment” means the adjustment to the number or class of shares and payment, if any, required in connection with an Award, as permitted to be made pursuant to the provisions of Section 9 of the Plan.

(f)                                   “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following dates:

(i)                                    the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

(ii)                                 the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

(iii)                              the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Class A Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Class A Common Stock of the Company immediately before the merger or consolidation; or

(iv)                             the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company possessing more than twenty-five percent (25%) of the aggregate voting power of the Company’s Common Stock) shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty five percent (25%) of the outstanding shares of the Company’s Class A Common Stock; or

(v)                                the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(g)                                “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(h)                                “Committee” shall have the meaning set forth in Section 3 of the Plan.

(i)                                    “Common Stock” shall mean the Company’s Common Stock, par value $.10 per Share.

(j)                                    “Company” means Orleans Homebuilders, Inc., a Delaware corporation.

(k)                                 “Employee” means an employee of Company or an Affiliate.

(l)                                    “Grantee” shall mean a person to whom an Award has been granted pursuant to the Plan.

(m)                              “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(n)                                “Non-Employee Director” shall mean a member of the Board who is a “non-employee director” as that term is defined in paragraph (b)(3) of Rule 16b-3 and an “outside director” as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

(o)                                “Non-Employee Director Committee” means a committee designated by the Board to act as the Committee with respect to the Plan that consists solely of two or more Non-Employee Directors.

(p)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

(q)                                “Section 16 Officers” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to Company’s Common Stock.

(r)                                   “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(s)                                 “Shares” means the shares of Common Stock of Company which are granted as Awards under the Plan.

3.                                      Administration of the Plan. The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to operate and administer the Plan with respect to all or a designated portion of the participants. To the extent that the Committee is empowered to grant Awards to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate committee to administer the Plan with respect to those persons, each member of such committee being a Non-Employee Directors. Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the “Committee.”

(a)                                 Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings. The Committee may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

(b)                                Exculpation.  No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

(c)                                 Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled, without further act on the member’s part, to indemnity from Company and limitation of liability to the fullest extent provided by applicable law and by Company’s Articles of Incorporation and/or Bylaw in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting Awards thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

(d)                                Interpretation. The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke rules and regulations for its administration that are not inconsistent with the express terms of the Plan, and (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Awards or constitute a material amendment for any purpose under the Code. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

4.                                      Eligibility. All Employees shall be eligible to receive Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

5.                                      Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is One Million (1,000,000).  The number of shares which may be issued under the Plan shall be subject to a permitted Capitalization Adjustment. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of Company.  If Shares subject to an Award have been conveyed back to Company pursuant to the terms of an Award Agreement, the Shares that were conveyed back to Company shall again be available for issuance pursuant to the terms of one or Awards, granted pursuant to the Plan.

6.                                      Term of the Plan. The Plan is effective as of October 17, 2008, the date as of which it was adopted by the Board, subject to the approval of the Plan by the Company’s stockholders in a manner required by state law. Unless and until the Plan is so approved by the Company’s stockholders, no Awards may be granted pursuant to the amended and restated Plan.  The Plan shall terminate on the tenth anniversary of the date of its adoption, unless earlier terminated at the discretion of the Board.

7.                                      Change of Control.  In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to Awards which have not yet fully vested, including, without limitation, accelerating the vesting date applicable to such Awards.

8.                                      Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                 Number of Shares. Each Award Agreement shall state the number of Shares or other units or rights to which it pertains.

(b)                                Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Award Agreement. A Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of Company, or (iii) by such other mode of payment as the Committee may approve.

(c)                                 Grant. In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee.

(d)                                Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock transfer powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

(e)                                 Lapse of Conditions. Upon termination or lapse of all forfeiture conditions, Company shall cause certificates without the legend referring to Company’s repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee’s surrender to Company of the legended certificates held by the Grantee.

(f)                                   Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 13(d)) receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

9.                                      Adjustments on Changes in Capitalization.

(a)                                 In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of Company which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment may be made by the Committee as it deems appropriate in the aggregate number of shares available under the Plan.

(b)                                The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

10.                                Amendment of the Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board may not change the class of persons eligible to receive Awards, or increase the maximum number of Shares which may be granted as Awards under the Plan without obtaining approval of the Company’s stockholders in the manner required by state law. No amendment to the Plan shall adversely affect any outstanding Award, however, without the consent of the Grantee or Grantee, as the case may be.

11.                                No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of Company or any Affiliate to retain the Grantee or Grantee as an employee, director, consultant or advisor of Company or any Affiliate, or in any other capacity.

12.                                Withholding of Taxes. In connection with any event relating to an Award, Company shall have the right to (a) require the recipient to remit or otherwise make available to Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Grantee or Grantee. The Company’s obligations under the Plan shall be conditioned on the Grantee’s or Grantee’s compliance, to Company’s satisfaction, with any withholding requirement.